Exhibit 10(a)

EXECUTION COPY

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2, dated as of August 24, 2007 (this “Amendment”), is made to that certain $1,500,000,000 Revolving Credit Agreement, dated as of March 1, 2007, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of June 29, 2007 (as amended, the “Credit Agreement”), among Texas Competitive Electric Holdings Company LLC (formerly known as “TXU Energy Company LLC”) (“TCEH”), as the Borrower, certain lenders party thereto (the “Lenders”) and Credit Suisse, Cayman Islands Branch, as administrative agent for the Lenders (in such capacity, the “Agent”).

PRELIMINARY STATEMENT:

TCEH has requested that the Lenders agree to the further amendment of the Credit Agreement as set forth herein, and the Required Lenders have agreed to such request, subject to the terms and conditions of this Amendment.  Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1.  Definitions.  Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

SECTION 2.  Amendments.  The Credit Agreement is hereby amended as follows:

(a)           the definition of “Commitment Termination Date” set forth in Section 1.01 is hereby amended and restated in its entirety to read as follows:  ‘“Commitment Termination Date” shall mean the earlier of: (i) the date of any issuance by the Borrower of any debt or preferred equity securities or the entering into by the Borrower of any credit facility, including any extension or refinancing of any other debt of the Borrower, but excluding (A) the issuance of pollution control revenue bonds, commercial paper, the Incremental Notes and the New Incremental Notes, (B) the entering into by the Borrower of any credit facility, the proceeds of which are to be used principally to support margin requirements under the long-term hedging program of the Borrower and its Affiliates consistent with that described in the Borrower’s report on Form 10-Q for the fiscal quarter ended June 30, 2007; and (C) borrowings, deemed borrowings and extensions of credit under uncommitted lines of credit and other credit facilities in place on February 24, 2007 or any credit facility described in clause (B) above; and (ii) February 23, 2008;

(b)           the following definition is hereby added to Section 1.01 in appropriate alphabetical order:  ““New Incremental Notes” means up to $1,500,000,000 in unsecured notes issued on a single date by the Borrower after August 24, 2007 and with a scheduled maturity after March 3, 2008.”;

(c)           the following subsection (f) is hereby added at the end of Section 2.08:  “(f)The Total Commitment shall, (i) on the date of execution of any credit facility described in clause (i)(B) of the definition of Commitment Termination Date, automatically and permanently reduce by an amount equal to (A) in the event that the Total Commitment has not already been reduced upon the issuance of New Incremental Notes pursuant to clause (ii) below, $500,000,000, or (B) in the event that the Total Commitment has already been reduced upon the issuance of New Incremental Notes pursuant to clause (ii) below, the lesser of (x) $500,000,000 and (y) the aggregate principal amount of the New Incremental Notes that were issued, and (ii) on the date of issuance of any New Incremental Notes, automatically and permanently reduce by an amount equal to (A) in the event that the Total Commitment has not already been reduced pursuant to clause (i) above, the greater of (x) $500,000,000 and (y) the aggregate principal amount of the New Incremental Notes issued on such date, and (B) in the event that the Total Commitment has already been reduced pursuant to clause (i) above, the aggregate principal amount of the New Incremental Notes issued on such date.”; and

(d)           Section 2.09(b) is hereby amended and restated in its entirety to read as follows:  “(b) On any date on which the Total Commitment shall be reduced pursuant to Section 2.08(c), (d) or (f) above, the Borrower shall, with respect to outstanding Loans, prepay such Loans and/or, with respect to LC Outstandings, deliver cash collateral to be held by the Agent in the Cash Collateral Account to the extent and for the duration necessary to cause the Outstanding Credits minus the amount of cash held in the Cash Collateral Account to be no greater than the Total Commitment (after giving effect to any such reduction pursuant to Section 2.08(c), (d) or (f)).  At such time that cash is no longer required to be held by the Agent as collateral under this Section 2.09(b), the Agent will repay and reassign to the Borrower any such cash then on deposit in the Cash Collateral Account, and the Lien of the Agent on the Cash Collateral Account with respect to such cash shall automatically terminate.”.

SECTION 3. Effectiveness of Amendment.  This Amendment shall become effective as of the date first set forth above (the “Amendment Date”) when the Required Lenders and TCEH shall each have executed and delivered to the Agent a counterpart of this Amendment.

SECTION 4.  Representations and Warranties.  TCEH represents and warrants that:

(a)
the representations and warranties contained in Article III of the Credit Agreement (with each reference therein to “this Agreement”, “hereunder” and words of like import referring to the Credit Agreement being deemed to be a reference to the Credit Agreement, as amended by this Amendment) are true and correct on and as of the Amendment Date as though made on and as of such date; and

(b)
no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes a Default or an Event of Default under the Credit Agreement, as amended by this Amendment.

SECTION 5.  Effect on the Credit Agreement.  Except as specifically provided above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

SECTION 6.  Cost, Expenses and Taxes.  TCEH agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto, and all costs and expenses (including, without limitation, reasonable counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment or such other instruments and documents.  In addition, TCEH agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and to save the Lenders and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

SECTION 7.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC
By:
Name:
Title:

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CITIBANK, N.A., as Lender
By:
Name:
Title:

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CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Lender
By:
Name:
Title:

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